Carrie M. Callaway, Esq.
                               119 Calle El Padre
                               LosGatos, CA 95032
                             (408) 866-9129 (Phone)
                              (408) 866-0952 (Fax)
                         carriecallaway@aol.com (E-Mail)


February 17, 2000

Taylor Chi, Esq.
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304

Re: Sublease dated July 13, 1999 between Spectrian Corporation And GPS Management Services, Inc.
        Assignment and Assumption of Lease

Dear Ms. Chi:

At the request of Kevin Solliday and on behalf of GPS Management Services, Inc., I am writing this letter to notify your client, Spectrian Corporation, (the "Sublessor"), that GPS Management Services, Inc., the sublessee under the referenced sublease (the "Sublease"), is assigning all of its right, title and interest in and under the Sublease to The Gap, Inc., a Delaware corporation, and The Gap, Inc. is assuming all of the obligations of GPS Management Services, Inc. under the Sublease. This letter and the enclosed draft assignment and assumption of lease shall serve as the notice required under Section 6 (B)(i) of the Sublease.

Pursuant to Section 6(B)(i) of the Sublease, the assignment of the Sublease described above does not require the prior consent of the Sublessor or the Master Lessor described in the Sublease.

Please contact me if you or your client require any additional information regarding the assignment or have any questions.

Sincerely,

/s/ Carrie Callaway

Carrie Callaway
Enclosure

Cc:     Kevin Solliday (w/encls. via hand delivery)

                     ASSIGNMENT AND ASSUMPTION OF SUBLEASE



         THIS ASSIGNMENT AND ASSUMPTION OF SUBLEASE ("Assignment") is made to be effective as of_________________ (the "Effective Date"), between GPS MANAGEMENT SERVICES, INC., a California corporation ("Assignor") and THE GAP, INC., a Delaware corporation ("Assignee").

1. LEASE.

         By that certain sublease dated as of July 13, 1999 (the sublease together with all addendums and amendments thereto collectively referred to herein as the "Sublease"), by and between Spectrian Corporation, a Delaware corporation, as "Sublessor", and Assignor as "Sublessee", Sublessee leased certain premises located in the City of Rocklin, County of Placer, State of California, described as approximately 40,000 rentable square feet of space located in the building commonly known as 3900 Atherton Road (the "Premises"). The scheduled Expiration Date of the Sublease is June 28, 2003 (which expiration may be accelerated or extended pursuant to the terms of the Sublease).

2. ASSIGNMENT OF LEASEHOLD INTEREST.

         For good and valuable consideration received, the Assignor hereby transfers, grants and assigns the Sublease, together with all of Assignor's right, title and interest therein and thereunder, as Sublessee, as well as all appurtenances thereto and all related documents pertinent thereto, to the Assignee, its successors and assigns.

3. EFFECTIVE DATE.

         This Assignment shall be effective as of the Effective Date.

4. ASSUMPTION OF LIABILITY.

         The Assignee hereby assumes from and after the Effective Date the timely and true performance of all the rents, terms, covenants, conditions, provisions and any other obligations of the Sublessee under the Sublease accruing or to be performed on or after said Effective Date, all with the full force and effect as if the Assignee had executed the Sublease originally as Sublessee named therein, and Assignee shall render performance of the same directly to Sublessor.

5. INDEMNIFICATION.

         Assignee hereby agrees to indemnify and hold Assignor harmless from and against all obligations, liabilities, costs, fees (including reasonable attorneys' fees) and expenses of any kind or nature whatsoever that may be incurred or suffered by Assignor arising out of any default


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

on the part of Assignee to pay the rents and other charges or to perform the covenants, terms and conditions of the Sublease.

         Assignor agrees to indemnify and hold Assignee harmless from and against any claims or demands of Sublessor arising out of any obligations of Assignor under the Sublease accruing or to be performed by Assignor prior to the Effective Date.

6. SUCCESSORS AND ASSIGNS.

         The covenants, conditions and provisions contained in this Assignment shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties have caused this Assignment to be properly executed as of the day and year first above written.



                                             ASSIGNOR

                                             GPS MANAGEMENT SERVICES, INC.,
                                             a California corporation


                                             By: __________________________
                                             Name: ________________________
                                             Its: _________________________





                      [SIGNATURES CONTINUED ON NEXT PAGE]

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

                                             ASSIGNEE

                                             THE GAP, INC.,
                                             a Delaware corporation


                                             By: __________________________
                                             Name: ________________________
                                             Its: _________________________


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